UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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LIVE CURRENT MEDIA, INC.
(Name of the Registrant as Specified In Its Charter)

DAVID JEFFS
JOHN DA COSTA
CARL JACKSON
SUSAN JEFFS
CAMERON PAN
ADAM RABINER
AMIR VAHABZADEH
(Name(s) of Person(s) Filing Proxy Statement, if other than the Registrant)

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								442,688
			1,215,285	1,475,002				1,907,531		3.308978499				8,434,468

	12/31/02	3/31/03	6/30/03	9/30/03	12/31/03	3/31/04	6/30/04	9/30/04	12/31/04	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07

Sales		81,157	173,895	394,734	581,049	496,109	733,107	817,156	1,469,079	978,326	1,050,055	1,017,659	2,722,023	1,531,946	1,585,330	2,127,828	3,189,364	1,691,245

Profit		5,870	27,801	144,481	71,641	45,221	120,908	137,257	194,711	133,472	115,670	116,609	8,189	(39,117)	81,738	347,859	23,957	(28,772)

Operating Expenses		64,654	88,823	113,611	234,859	208,794	212,328	262,514	475,244	297,782	347,447	368,869	729,990	419,955	536,104	427,709	590,281	434,820
AMZN							54.40	34.13	44.29	34.27	33.09	45.30	47.15	36.53	38.68	32.12	39.46	39.39
Quote		0.04	0.15	0.17	0.25	0.42	0.32	0.6	0.6	0.62	0.81	1.15	1.35	1.3	0.94	0.99	1.35	1.03

	359,204	1,810,944
	Jeffs	Hampson					-0.085628937				-0.339634211
	1,238,679	2,025,680										-0.481714603	-0.59154557
	6/30/07	9/30/07	12/31/07	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/30/2010

Sales	1,656,164	1,770,594	3,961,231	1,852,660	1,935,454	1,954,684	3,622,035	1,752,382	1,704,905	1,757,736	2,391,868	908,234	696,376

Profit	(219,180)	(429,166)	(1,340,831)	(1,994,218)	(2,025,905)	(3,050,207)	(2,936,126)	(916,408)	(1,407,423)	703,127	(2,389,309)	84,078	(384,194)
	71,573	(1,340,549)
Operating Expenses	651,896	935,013	2,450,360	2,567,339	2,399,153	2,343,285	3,906,785	2,110,994	1,530,396	1,212,560	1,276,304	1,007,271	1,150,917
AMZN	68.41	93.15	92.64	71.30	73.33	72.76	51.28	73.44	83.66	93.36	134.52	135.77	109.26
Quote	2	2.15	2.06	2.54	2.82	1.45	0.37	0.35	0.28	0.2	0.29	0.18	0.13	0.08

*	Mr. Jeffs left the management team of LIVC in Q2-2007 at a stock price of approximately$2.00/sh. While shares did spike during 1Q-2008, it has subsequently fallen to $0.08/sh.

*	During Mr. Jeffs' leadership, the share price rose from $0.04/share in Q1-2003, to$2.00 at the end of Q2-2007, an increase of 4.900%!

*
While the share pricre did spike early in Mr. Sampson's tenure, the shre price has droppedprecipitously since 3Q-2008. Since the end of Q2-2007, the share price has declined form $2.00/sh to $0.08/share or 98%.

*	Sales have risen since Mr. Hampson took over in Q2-2007, but are down considerably this year.
*	While sales are up, profits have been suffering under Mr. Hampson's leadership.
*	In addition, operating expenses have increased dramatically during Mr. Hampson's tenure.

*	For the 4 years up until Mr. Jeffs' departure in Q2-2007, quarterly profits averaged $71,573
*	Since Mr. Hampson has been in control, quarterlyLOSSES have averaged $1,340,549

*	During Mr. Jeffs's tenure as head of LIVC, the company showed profits 15 out of 18 quarters

*	For the 3 years Mr. Hampson has been in control, there have been only 2 quarters out of 12 that LIVC has achieved a net profit.

*	During Mr. Jeffs' tenure (1Q-2003, through 2Q-2007, quarterly sales averaged $1,238,679
*	While the average quarterly sales for the 3 years Mr. Hampson has been in control averaged $2,025,680, this year's 1Q sales are down 48% year-to-year and 2Q sales are down 59% year-to-year.

*	Sales showed continued growth during Mr. Jeffs' tenure. The sales for each subsequent quarter every year, were higher than the previous year's corresponding quarter.

*
Sales have not showed the steady growth during Mr Hampson's leadership. In addition to the aforementioned decline in sales during the first two quarters of 2010 compared to 2009, sales in the traditionally strong 4Q were down 9% from 4Q-2007 to 4Q-2008, and down 34% from 4Q-2008 to 4Q-2009

*	Under the leadership of Mr. Jeffs, operatiing expenses were held in check (Q1 – 2003 through Q2-2007). Conversely, operating expenses rose dramatically during Mr. Sampson's leadership.

*	Prior to Mr. Jeffs departure in Q2-2007, quarterly operating expenses averaged just $359,204

*	In the 3 years Mr. Hampson has been in control, quarterly operating expenses haveincreased 404%, to an average of $1,811,000 per quarter.

12/31/04	3/31/05	6/30/05	9/30/05	12/31/05	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07	6/30/07
44.29	34.27	33.09	45.30	47.15	36.53	38.68	32.12	39.46	39.39	68.41
0.6	0.62	0.81	1.15	1.35	1.3	0.94	0.99	1.35	1.03	2
693.63	675.45	687.61	712.21	723.31	758.45	740.14	771.07	822.13	829.05	873.19
328.8	321.26	333.1	350.2	350.67	394.83	375.97	371.78	400.02	411.9	432.31

-18.58%	-37.00%	-39.17%	-16.73%	-13.33%	-32.85%	-28.90%	-40.96%	-27.46%	-27.59%	25.75%
1400.00%	1450.00%	1925.00%	2775.00%	3275.00%	3150.00%	2250.00%	2375.00%	3275.00%	2475.00%	4900.00%
46.83%	42.99%	45.56%	50.77%	53.12%	60.56%	56.68%	63.23%	74.04%	75.50%	84.85%
77.94%	73.86%	80.27%	89.52%	89.78%	113.68%	103.47%	101.20%	116.48%	122.91%	133.96%

9/30/07	12/31/07	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09	9/30/09	12/31/09	3/31/10	6/30/10	9/29/2010
93.15	92.64	71.30	73.33	72.76	51.28	73.44	83.66	93.36	134.52	135.77	109.26	158.99
2.15	2.06	2.54	2.82	1.45	0.37	0.35	0.28	0.2	0.29	0.18	0.13	0.08
882.79	849.22	764.63	748.1	678.5	520.6	461.14	535.62	619.87	653.13	688.74	607.92	676.56
423.43	395.14	364.59	364.94	360.68	268.73	222.43	268.32	317.43	332.63	360.3	327.97	359.93

71.23%	70.29%	31.07%	34.80%	33.75%	-5.74%	35.00%	53.79%	71.62%	147.28%	149.58%	100.85%
5275.00%	5050.00%	6250.00%	6950.00%	3525.00%	825.00%	775.00%	600.00%	400.00%	625.00%	350.00%	225.00%	100.00%
86.88%	79.77%	61.86%	58.36%	43.63%	10.21%	-2.38%	13.39%	31.22%	38.26%	45.80%	28.69%	43.22%
129.15%	113.84%	97.31%	97.50%	95.19%	45.43%	20.38%	45.21%	71.79%	80.01%	94.99%	77.49%	94.79%